UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 10, 2018

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 364-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities

As previously reported in Current Reports on Form 8-K filed on August 8, 2016 and September 21, 2016 by CSI Compressco LP, a Delaware limited partnership (the “Partnership”), the Partnership issued Series A Convertible Preferred Units representing limited partner interests in the Partnership (the “Preferred Units”) to certain purchasers thereof (the “Preferred Unitholders”).

Pursuant to the terms of the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), ratable portions of the Preferred Units have been and will continue to be converted each month over a period of thirty months that began in March 2017 (each, a “Conversion Date”), subject to certain provisions of the Partnership Agreement that may delay or accelerate all or a portion of such monthly conversions, including the deferrals that occurred for the months of July, August and September, 2017. On each Conversion Date, a portion of the Preferred Units will convert into common units representing limited partner interests in the Partnership (“Common Units”) in an amount equal to, with respect to each Preferred Unitholder, the number of Preferred Units held by such Preferred Unitholder divided by the number of Conversion Dates remaining, subject to adjustment as described in the Partnership Agreement, with the conversion price determined by the trading price of the Common Units over the month prior to such Conversion Date among other factors and as otherwise impacted by the existence of certain conditions related to the common units. On December 10, 2018, the Partnership issued 923,112 Common Units to Preferred Unitholders as a result of the December monthly conversion of Preferred Units.

The issuance of Common Units described in this Current Report on Form 8-K by the Partnership to the Preferred Unitholders was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel

Date: December 12, 2018